                           SCHEDULE 14A INFORMATION

               Proxy Statement Pursuant to Section 14(a) of the
                        Securities Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement

[_]  CONFIDENTIAL, FOR USE OF THE
     COMMISSION ONLY (AS PERMITTED BY
     RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                            CONRAD INDUSTRIES, INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

                            CONRAD INDUSTRIES, INC.
                               1501 Front Street
                         Morgan City, Louisiana 70381

                                April 20, 2000

TO OUR SHAREHOLDERS:

  You are cordially invited to attend the 2000 Annual Meeting of Stockholders of Conrad Industries, Inc. to be held on Thursday, May 25, 2000 at 9:00 a.m., local time, at the Petroleum Club of Morgan City, 500 Roderick, Morgan City, Louisiana. A Notice of the Annual Meeting, proxy statement and form of proxy card are enclosed with this letter.

  We encourage you to read the Notice of the Annual Meeting and proxy statement so that you may be informed about the business to come before the meeting. Your participation in Conrad Industries' business is important, regardless of the number of shares that you hold. To ensure your representation at the meeting, please promptly sign and return the accompanying proxy card in the enclosed postage-paid envelope.

  We look forward to seeing you on May 25, 2000.

                                          Sincerely,
                                          /s/ William H.Hidalgo
                                          William H. Hidalgo
                                          President and Chief Executive
                                           Officer

                            CONRAD INDUSTRIES, INC.
                               1501 Front Street
                          Morgan City, Louisiana 70381

                               ----------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD MAY 25, 2000

To the Stockholders of Conrad Industries, Inc.:

   When and Where. The 2000 Annual Meeting of Stockholders of Conrad Industries, Inc. will be held on Thursday, May 25, 2000 at 9:00 a.m., local time, at the Petroleum Club of Morgan City, 500 Roderick, Morgan City, Louisiana.

   Record Date. Only stockholders of record at the close of business on April 12, 2000 will be entitled to notice of and to vote at the Annual Meeting.

   Purpose of the Meeting. The Annual Meeting has been called for the following purposes:

   1. To elect two Class II directors of Conrad Industries, each to serve for three-year terms until the company's 2003 Annual Meeting of Stockholders or until their respective successors have been duly elected and qualified;

   2. To ratify the appointment of Deloitte & Touche LLP as Conrad Industries' independent public accountants for its fiscal year ending December 31, 2000; and

   3. To consider and act upon such other business as may properly come before the meeting or any adjournments thereof.

   You will find more information on the nominees for director and the proposals in the proxy statement. You will find further instructions on how to vote beginning on page 2 of the proxy statement.

   Your Vote Counts! It is important that your shares be represented at the Annual Meeting regardless of whether you plan to attend. This will ensure the presence of a quorum at the meeting. Please complete, sign and date the enclosed proxy card and return it in the envelope provided as promptly as possible, even if you intend to be present at the meeting. You may revoke your proxy at any time before it is voted.

                                          By Order of the Board of Directors,

                                          /s/ Cecil A. Hernandez
                                          Cecil A. Hernandez
                                          Secretary

Morgan City, Louisiana
April 20, 2000

                            CONRAD INDUSTRIES, INC.
                               1501 Front Street
                         Morgan City, Louisiana 70381

                               ----------------

                                PROXY STATEMENT
                                      FOR
                        ANNUAL MEETING OF STOCKHOLDERS

                            To Be Held May 25, 2000

CONTENTS OF 2000 PROXY STATEMENT                                           Page
--------------------------------                                           ----

Voting Information

  General Instructions on How to Vote Your Proxy..........................   2
  Voting Rules............................................................   3

Proposals

  Proposal Number 1: Election of Directors................................   5
  Proposal Number 2: Appointment of Independent Public Accountants........   6

Company Information

  Information about Current and Continuing Directors......................   7
  Directors' Meetings and Compensation....................................   8
  Board Committees and their Functions....................................   8
  Compensation Committee Interlocks and Insider Participation.............   9
  Report of the Compensation Committee....................................  10
  Executive Compensation..................................................  13
  Transactions with Certain Affiliates....................................  17
  Stock Ownership by Conrad Industries' Largest Stockholders and
   Management.............................................................  19
  Compliance with Section 16(a)...........................................  20
  Stockholder Proposals for the 2001 Annual Meeting.......................  20
  Discretionary Voting of Proxies on Other Matters........................  20
  1999 Form 10-K..........................................................  21

  The principal executive offices of Conrad Industries are located at 1501 Front Street, Morgan City, Louisiana 70381. This proxy statement, and the accompanying Notice of 2000 Annual Meeting of Stockholders and proxy card, are first being mailed to our stockholders on or about April 20, 2000.

                               VOTING INFORMATION

GENERAL INSTRUCTIONS ON HOW TO VOTE YOUR PROXY:

   Below are instructions on how to vote, as well as information on your rights as a stockholder as they relate to voting. Some of the instructions will differ depending on how your stock is held. It is important to follow the instructions that apply to your situation.

   If your shares are held in "street name," you should vote your shares in the method directed by your broker or other nominee.

   If you plan to attend the meeting and vote in person, your instructions will depend on how your shares are held:

   . Shares registered in your name--Check the appropriate box on the enclosed proxy card and bring evidence of your stock ownership with you to the meeting. The proxy card and the evidence of your ownership will serve as your authorization to vote in person.

   . Shares registered in the name of your broker or other nominee--Ask your broker to provide you with a broker's proxy card in your name (which will allow you to vote your shares in person at the meeting) and bring evidence of your stock ownership from your broker.

Remember that attendance at the meeting will be limited to stockholders as of the record date (or their authorized representatives) with evidence of their share ownership and guests of Conrad Industries.

   How to Revoke Your Proxy. If your shares are registered in your name, you may revoke your proxy at any time before it is exercised by:

   . filing with the Secretary of Conrad Industries a written notice revoking it;

   .  executing and returning another proxy bearing a later date; or

   . attending the Annual Meeting and expressing a desire to vote your shares of common stock in person.

   If your shares are held in street name, you must contact your broker to revoke your proxy. Written notices to Conrad Industries must be addressed to Cecil A. Hernandez, Secretary, Conrad Industries, Inc., 1501 Front Street, P.
O. Box 790, Morgan City, Louisiana 70381. No revocation by written notice will be effective unless such notice has been received by the Secretary of Conrad Industries prior to the day of the Annual Meeting or by the inspector of election at the Annual Meeting.

VOTING RULES:

   Stockholders Entitled to Vote--The Record Date. The close of business on April 12, 2000 has been fixed as the record date for the determination of stockholders entitled to vote at the Annual Meeting and any postponement(s) or adjournment(s) thereof. As of the record date, Conrad Industries had issued and outstanding 7,077,723 shares of common stock of Conrad Industries. There are no other classes of voting securities of Conrad Industries outstanding.

   Quorum Required. A quorum must exist for us to hold the Annual Meeting. For a quorum to exist, we will need the presence, either in person or by proxy, of holders of a majority of the outstanding shares of Conrad Industries' common stock as of the record date. Abstentions and broker non-votes are counted for purposes of determining whether a quorum is present. Generally, broker non-votes occur when shares held by a broker for a beneficial owner are not voted with respect to a particular proposal because (1) the broker has not received voting instructions from the beneficial owner and (2) the broker lacks discretionary voting power to vote such shares.

   Number of Votes. You are entitled to one vote per share of Conrad Industries' common stock that you own as of the record date on each matter that is called to vote at the Annual Meeting.

   Voting to Elect Directors. When voting to elect directors, you have three options:

   .  Vote for both of the nominees;

   .  Vote for only one of the nominees; or

   .  Withhold authority to vote for all of the nominees.

   If a quorum is present at the Annual Meeting, the two persons receiving the greatest number of votes will be elected to serve as directors. Because of this rule, any shares that are not voted or any votes that are withheld will not influence the outcome of the election of directors. Cumulative voting for the election of directors is not permitted.

   Voting on Other Matters. When voting on all other matters, you will also have three options, but these options are different from those pertaining to the election of directors:

   .  Vote "FOR" a given proposal;

   .  Vote "AGAINST" a given proposal; or

   .  ABSTAIN from voting on a given proposal.

   Each matter, other than the election of directors, requires the affirmative vote of a majority of the shares present or represented at the Annual Meeting and entitled to vote on the proposal. An abstention with respect to a particular proposal will be treated as a vote not cast with respect to such proposal. Broker non-votes will not affect the results on a proposal because shares held by brokers who withhold authority to vote will be considered absent in the voting tallies on these proposals.

   A duly executed proxy confers discretionary authority to the persons named in the proxy authorizing those persons to vote, in their discretion, on any other matters properly presented at the Annual Meeting. The Board of Directors is not currently aware of any such other matters to be presented at the meeting.

   Voting of Proxies with Unmarked Votes. All proxies that are properly completed, signed and returned prior to the Annual Meeting will be voted. If you return your proxy with no votes marked, your shares will be voted as follows:

  .    "FOR" the election of each of the two nominees for director.

  . "FOR" the appointment of Deloitte & Touche LLP as Conrad Industries' independent public accountants.

   It is possible for a proxy to indicate that some of the shares represented are not being voted as to certain proposals. This occurs, for example, when a broker is not permitted to vote on a proposal without instructions from the beneficial owner of the stock. In these cases, non-voted (broker non-votes) shares are considered absent for those proposals.

   Who Counts the Votes. Votes will be counted by American Stock Transfer & Trust Company, our transfer agent and registrar.

   Information about this Solicitation of Proxies. The solicitation of the proxy accompanying this statement is being made by Conrad Industries' Board of Directors in connection with the 2000 Annual Meeting of Stockholders. In addition to the solicitation of proxies by use of this proxy statement, directors, officers and employees of Conrad Industries may solicit the return of proxies by mail, personal interview, telephone or telegraph. Officers and employees of Conrad Industries will not receive additional compensation for their solicitation efforts, but they will be reimbursed for any out-of-pocket expenses incurred. Brokerage houses and other custodians, nominees and fiduciaries will be requested, in connection with the stock registered in their names, to forward solicitation materials to beneficial owners of such stock.

   All costs of preparing, printing, assembling and mailing the Notice of the 2000 Annual Meeting of Stockholders, this proxy statement, the enclosed form of proxy card and any additional materials, as well as the cost of forwarding solicitation materials to the beneficial owners of stock and all other costs of solicitation, will be borne by Conrad Industries.

                                   PROPOSALS

PROPOSAL NUMBER 1: ELECTION OF DIRECTORS

   Conrad Industries' Charter divides or "classifies" its Board of Directors into three classes (Classes I, II and III), with respect to the three-year terms for which the directors in each class individually hold office. Each class consists, as nearly as possible, of one third of the entire Board. Conrad Industries' Board of Directors currently has seven members. Each director is elected to hold office for a term ending on the date of the third annual meeting following the annual meeting at which such director was elected, except that the initial terms of office of the current Class I, Class II and Class III Directors expire at the annual meetings of stockholders to be held in 2002, 2000 and 2001, respectively. The current term for Class II Directors will expire at this year's Annual Meeting. The current terms for Class III and Class I Directors will expire at the 2001 and 2002 Annual Meetings of Stockholders, respectively.

   The Board of Directors has nominated and urges you to vote for the election of the two nominees identified below to serve as Class II directors for a three-year term or until their successors are duly elected and qualified. Each of the nominees listed below is a member of Conrad Industries' present Board of Directors. Proxies solicited hereby will be voted for both nominees unless stockholders specify otherwise in their proxies.

   If, at the time of or prior to the Annual Meeting, any of the nominees should be unable or decline to serve, the discretionary authority provided in the proxy may be used to vote for a substitute or substitutes designated by the Board of Directors. The Board of Directors has no reason to believe that any substitute nominee or nominees will be required.

Nominees for Director

   Class II--Terms Expiring at 2003 Annual Meeting

   The two nominees for re-election as Class II directors, and certain additional information with respect to each of them, are as follows:

                                                                 Year First
         Name          Age  Position with Conrad Industries   Became a Director
         ----          --- ---------------------------------- -----------------
William H. Hidalgo....  60 President, Chief Executive Officer       1998
                                 and Director (Class II)
Michael J. Harris.....  50         Director (Class II)              1998

   William H. Hidalgo has served as President and Chief Executive Officer of Conrad Industries since May 1994. Mr. Hidalgo has served as President, Chief Executive Officer and Director of Conrad Industries since March 1998. Prior to joining Conrad Industries, Mr. Hidalgo was employed by Oil & Gas Marine Service, Inc., a marine-related service company, from 1977 to 1994, and from 1988 to 1994 was responsible for all marine operations as Vice President and General Manager. Mr. Hidalgo has 35 years experience in the marine business and has been actively involved in the design, construction, repair, conversion, modification, and operation of marine vessels throughout his career. Mr. Hidalgo is a licensed professional Civil Engineer with extensive experience in the design and construction of energy related marine structures.

   Michael J. Harris has been a Director of Conrad Industries since the consummation of the initial public offering in June 1998. Mr. Harris is a Managing Director of Morgan Keegan & Company, Inc., where he has been employed since 1986. Morgan Keegan & Company, Inc. is a subsidiary of Morgan Keegan, Inc., a publicly traded firm providing securities brokerage, investment banking and other financial services. Mr. Harris has headed the Energy Investment Banking Group of Morgan Keegan since 1994 and prior to 1994 was the senior energy securities analyst.

   The Board of Directors recommends that stockholders vote "FOR" the election of Messrs. Hidalgo and Harris as directors to hold office until the 2003 Annual Meeting of Stockholders and until their successors are elected and qualified. Proxies executed and returned will be so voted unless contrary instructions are indicated thereon.

PROPOSAL NUMBER 2:RATIFICATION AND APPROVAL OF INDEPENDENT PUBLIC
                     ACCOUNTANTS

   The Board of Directors has appointed the firm of Deloitte & Touche LLP as Conrad Industries' independent public accountants to make an examination of the accounts of Conrad Industries for the fiscal year ending December 31, 2000, subject to ratification by Conrad Industries' stockholders. Representatives of Deloitte & Touche LLP will be present at the Annual Meeting and will have an opportunity to make a statement, if they desire to do so. They will also be available to respond to appropriate questions from stockholders attending the Annual Meeting.

   The Board of Directors recommends that stockholders vote "FOR" ratification and approval of Deloitte & Touche LLP's appointment. Proxies executed and returned will be so voted unless contrary instructions are indicated thereon.

                              COMPANY INFORMATION

INFORMATION ABOUT THE CURRENT AND CONTINUING DIRECTORS

           Name             Age                     Position
           ----             ---                     --------
J. Parker Conrad...........  84 Co-Chairman of the Board of Directors (Class
                                III)

John P. Conrad, Jr.........  57 Co-Chairman of the Board of Directors (Class
                                III)

William H. Hidalgo.........  60 President, Chief Executive Officer and Director
                                (Class II)

Cecil A. Hernandez.........  43 Vice President--Finance and Administration,
                                Chief Financial Officer and Director (Class I)

Michael J. Harris..........  50 Director (Class II)

Louis J. Michot, Jr........  77 Director (Class I)

Richard E. Roberson, Jr....  64 Director (Class III)

   Information regarding the business experience of Mr. Hidalgo and Mr. Harris is set forth above under the heading "-- Nominees for Director."

   J. Parker Conrad founded Conrad Industries and has served as Chairman of the Board of Conrad Industries from its inception in 1948 and as President of Conrad Industries from 1948 until 1994. Mr. Conrad has served as Co-Chairman of the Board of Conrad Industries since March 1998. Mr. Conrad is the father of John P. Conrad, Jr.

   John P. Conrad, Jr. has been with Conrad Industries since 1962, serving as Vice President of Conrad Industries since 1982 and as Co-Chairman of the Board of Conrad Industries since March 1998. Mr. Conrad founded Johnny's Propeller Shop, a marine-related service company, in 1963 and has been Chairman of the Board of this Company since its inception. Mr. Conrad is also the Chairman and President of Bay Star, a Houston-based paging company which Mr. Conrad founded in 1986.

   Cecil A. Hernandez joined Conrad Industries in January 1998. Mr. Hernandez has served as Vice President--Finance and Administration, Chief Financial Officer and Director of Conrad Industries since March 1998. Mr. Hernandez founded Hernandez & Blackwell CPAs in 1983 and served as its Managing Partner until December 1997. Hernandez & Blackwell CPAs merged with Darnall, Sikes & Frederick CPAs in 1996. Additionally, Mr. Hernandez provided accounting and consulting services for Conrad Industries as the outside Certified Public Accountant from 1993 until 1997. From 1982 to 1983, Mr. Hernandez served as Assistant Controller for Oceaneering International, a publicly traded diving company. Mr. Hernandez was employed at Deloitte Haskins & Sells, an international accounting firm, from 1979 to 1982.

   Louis J. Michot, Jr. has been a Director of Conrad Industries since the consummation of the initial public offering in June 1998. Since 1991, Mr. Michot has been Chairman of the Board of Louis J. Michot & Associates, Inc., a family-owned holding company which at present deals principally in real estate sales, development and rentals. From 1952 to 1991, Mr. Michot served as its President and CEO, during which time he developed a chain of 45 fast food restaurants in Louisiana, Mississippi and Texas and became actively engaged in other business ventures. Mr. Michot was one of the organizers of the Bank of Lafayette and served on its Board of Directors from 1975 to 1980. He served in the Louisiana Legislature from 1960 to 1964, on the State Board of Education from 1968 to 1972 and as the State Superintendent of Education from 1972 to 1976. Mr. Michot's wife is a first cousin of J. Parker Conrad.

   Richard E. Roberson, Jr. has been a Director of Conrad Industries since the consummation of the initial public offering in June 1998. Mr. Roberson served as Vice President, Chief Financial Officer, Treasurer and director of Global Industries, Ltd. from December 1992 to May 1996, when he retired. From March 1986 until

September 1991, Mr. Roberson served as Vice President--Finance for Ocean Drilling & Exploration Company. Additionally, Mr. Roberson served as a director of UNIFAB International, Inc. from September 1997 to August 1998. Mr. Roberson has over 30 years of experience in the oil and gas and oil service industry, including over 20 years as an accounting and financial officer.

DIRECTORS' MEETINGS AND COMPENSATION

   During 1999, the Board of Directors met four times and took certain additional actions by unanimous written consent in lieu of meetings. During 1999, no director of Conrad Industries attended fewer than 75 percent of the meetings of the Board of Directors.

   Conrad Industries' directors who are employees do not receive any cash compensation for service on the Board of Directors or any committee. The directors are, however, reimbursed for expenses incurred in connection with attending each board and committee meeting, and for other expenses incurred in their capacity as Directors. Directors who are not employees of Conrad Industries receive a fee of $12,000 annually, $1,000 for attendance at each Board of Directors meeting and $500 for each committee meeting attended (unless held on the same day as the Board of Directors meeting). Under the 1998 Stock Plan, each non-employee director receives (1) the grant of options to purchase 1,000 shares of Conrad Industries' common stock upon his initial election to the Board and (2) an annual grant of options to purchase 1,000 shares of Conrad Industries' common stock, in each case at the closing sales price of the common stock on the date of grant.

BOARD COMMITTEES AND THEIR FUNCTIONS

   Conrad Industries' Board of Directors has an Audit Committee and a Compensation Committee, and does not have a Nominating Committee. As of the current date Conrad Industries has not adopted an audit committee charter.

   The Audit Committee's functions include:

   . overseeing the performance and reviewing the scope of the audit function of the company's independent auditors;

   .  reviewing audit plans and procedures;

   . reviewing the company's policies with respect to conflicts of interest;

   . reviewing the prohibition on the use of corporate funds or assets for improper purposes;

   .  reviewing changes in accounting policies; and

   .  reviewing the use of independent auditors for non-audit services.

   In addition, the Audit Committee makes annual recommendations to the Board of Directors for the appointment of independent public accountants for the ensuing year. Messrs. Roberson (Chairperson), Harris and Michot served as the members of the Audit Committee during 1999. None of these directors are employees of Conrad Industries.

   The Compensation Committee's functions include:

   . reviewing salaries and other compensation of officers and key employees on an annual basis or whenever it is requested by the Board of Directors or the Chief Executive Officer;

   . preparing a report and submitting recommendations to the Board of Directors regarding salaries and compensation;

   . selecting officers and key employees for participation in incentive compensation plans and establishing performance goals for those officers and key employees and reporting to the full Board of Directors;

   . reviewing and monitoring benefits under all employee plans of the company and reporting, if the Compensation Committee deems it appropriate, to the full Board of Directors;

   . considering and making recommendations to the Board of Directors from time to time with respect to the management organization of the company, including recommending the election and appointment of officers of the company and reviewing plans providing for the orderly succession of the officers of the company; and

   . administering incentive compensation and stock plans, including the 1998 Stock Plan, as may be required by such plans, subject to the continuing supervision and control of the Board of Directors.

   The Compensation Committee also administers Conrad Industries' 1998 Stock Plan or other similar plan benefiting the employees and officers of Conrad Industries. Messrs. Harris (Chairperson), Roberson and Michot served as members of the Compensation Committee during 1999.

   During 1999, the Audit Committee met three times and the Compensation Committee met three times. During 1999, no director of Conrad Industries attended fewer than 75 percent of the number of meetings of committees on which he served.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

   Prior to April 1998, the Board of Directors had no Compensation Committee, and J. Parker Conrad, John P. Conrad Jr., William H. Hidalgo and Cecil A. Hernandez participated in deliberations of Conrad Industries' Board of Directors concerning executive officer compensation.

REPORT OF THE COMPENSATION COMMITTEE

   The Compensation Committee of the Board of Directors currently consists of Michael J. Harris, Louis Michot, Jr. and Richard E. Roberson, Jr., none of whom are officers or employees of Conrad Industries. The Compensation Committee is responsible for evaluating the performance of management, determining salaries and bonuses for certain executive officers and key employees of Conrad Industries and administering Conrad Industries' 1998 Stock Plan. The Committee has furnished the following report on executive compensation for 1999:

   Under the supervision of the Compensation Committee, Conrad Industries has developed a compensation policy which is designated to attract and retain talented executives and employees responsible for the success of Conrad Industries and to motivate management to enhance long-term stockholder value. The annual compensation package for executive officers primarily consists of:

   . a cash salary which reflects the responsibilities relating to the position and individual performance;

   . variable performance awards payable in cash or stock and tied to the individual's or the company's achievement of certain goals or milestones; and

   . long-term stock based incentive awards which strengthen the mutuality of interests between the executive officers and key employees and the company's stockholders.

   In determining the level and composition of compensation of each of Conrad Industries' executive officers, including its Chief Executive Officer, the Compensation Committee takes into account various qualitative and quantitative indicators of corporate and individual performance. Although no specific target has been established, the Compensation Committee may review salaries of comparable peer group companies. In setting such salaries, the Compensation Committee considers its peer group to be certain companies in the ship building and marine construction industries with market capitalizations similar to that of Conrad Industries. Consequently, in evaluating the performance of management, including that of the Chief Executive Officer, the Compensation Committee takes into consideration such factors as the company's financial results and operating performance in comparison with those of other companies in the industry. In addition, the Compensation Committee recognizes performance and achievements that are more difficult to quantify, such as the successful supervision of major corporate projects, demonstrated leadership ability and contributions to the industry and community development.

   Base compensation for executive officers, including the Chief Executive Officer, is generally established through negotiation between Conrad Industries and the executive officer at the time the executive is hired, and then subsequently adjusted when such officer's base compensation is subject to review or reconsideration. In 1998, Conrad Industries entered into employment agreements with J. Parker Conrad, John P. Conrad, Jr., William H. Hidalgo and Cecil A. Hernandez. Such agreements provide for annual base salaries of $220,500, $200,000, $195,290, and $150,000, respectively, which base salaries may be increased by the Board of Directors. The Board of Directors has not taken any action to increase the base salaries of such executive officers for the 2000 calendar year. When establishing or reviewing base compensation levels for each executive officer, the Compensation Committee, in accordance with its general compensation policy, considers numerous factors, including the responsibilities relating to the position, the qualifications of the executive and the relevant experience the individual brings to Conrad Industries, strategic goals for which the executive has responsibility, and compensation levels of comparable companies, and annual performance of the individual. No pre-determined weights are given to any one of such factors.

   In the first quarter of 1998, Conrad Industries issued shares of common stock to William H. Hidalgo, the President and Chief Executive Officer, and Cecil A. Hernandez, the Vice President--Finance and Administration and Chief Financial Officer, in consideration of past services rendered. The agreements related to such restricted stock provide that 50% of the shares of common stock issued to each such executive would be subject to forfeiture in the event of the voluntary termination of employment by such executive for other than "good reason" prior to the expiration of the initial three-year term of employment specified in the employment agreement of such executive, and that such restriction would lapse in the event of (1) the termination by the company of such executive's employment for reasons other than "cause" (as defined) or (2) the death, disability or retirement (at or after the age of 65) of such executive and would also lapse with respect to 33 1/3% of such restricted shares on each of the first three anniversaries of the completion of the company's initial public offering in June 1998. The shares of common stock of Conrad Industries issued to Mr. Hidalgo and Mr. Hernandez were exchanged, respectively, for 385,695 and 153,819 shares of common stock of the company pursuant to the reorganization of the company completed prior to the initial public offering. In connection with the issuance of these shares to Messrs. Hidalgo and Hernandez, the company estimated it would recognize aggregate compensation expense of $8.6 million, of which $4.3 million was recognized in the first quarter of 1998 and the remainder was estimated to be recognized over a three-year vesting period, of which $360,000 was expensed in the second quarter of 1998. During the third quarter of 1998, the executives surrendered and the company canceled 247,277 of their restricted shares in order to eliminate the recurring compensation expense associated with the lapse of the restrictions. As a result of the cancellation of the shares, the remainder of the estimated compensation expense of $4.0 million will not be recognized in the future. On November 3, 1998, Mr. Hidalgo and Mr. Hernandez were granted stock options to purchase 250,000 and 114,043 shares, respectively, of common stock at $6.75 per share, the market price of the stock on the date of the award. On May 4, 1999, Mr. Hidalgo was awarded options to purchase 35,957 shares of common stock at $5.63 per share, the market price of the stock on the date of the award. On March 2, 1999 and April 15, 1999, Messrs. Hidalgo and Hernandez executed promissory notes payable to Conrad Industries bearing interest at 9.0% per annum in the amounts of $ 233,327 and $139,277, respectively, representing their tax liabilities in connection with common shares issued to them and surrendered during the third quarter of 1998.

   In addition to each executive officer's base compensation, the Compensation Committee may award cash bonuses under an annual incentive plan and/or grant awards under Conrad Industries' 1998 Stock Plan to chosen executive officers depending on the extent to which certain defined personal and corporate performance goals are achieved. The Board of Directors has determined not to pay any cash bonuses under the annual incentive plan or make any award under the 1998 Stock Plan to any executive officer for 1999, except as described above.

   All employees of Conrad Industries, including its executive officers, are eligible to receive long-term stock based incentive awards under Conrad Industries' 1998 Stock Plan as a means of providing such individuals with a continuing proprietary interest in Conrad Industries. Such grants further the mutuality of interest between Conrad Industries' employees and its stockholders by providing significant incentives for such employees to achieve and maintain high levels of performance. Conrad Industries' 1998 Stock Plan enhances the company's ability to attract and retain the services of qualified individuals. Factors considered in determining whether such awards are granted to an executive officer of Conrad Industries include:

  .the executive's position in Conrad Industries, his or her performance and responsibilities;

  .the amount of stock options, if any, currently held by the officer;

  .the vesting schedules of any such options; and

  .the executive officer's other compensation.

While the Compensation Committee does not adhere to any firmly established formulas or schedules for the issuance of awards such as options or restricted stock, the Compensation Committee will generally tailor the terms of any such grant to achieve its goal as a long-term incentive award by providing for a vesting schedule encompassing several years or tying the vesting dates to particular corporate or personal milestones.

   The management of Conrad (1) reviewed with the Compensation Committee the substantial decline in the price of Conrad common stock from the date of the initial public offering to November 3, 1998, (2) compared the Conrad common stock performance during this period with the common stock performance of Conrad's peer group, (3) noted that given these facts, competitors could make job offers to key Conrad employees which could include stock option awards more valuable than the Conrad stock option awards held by employees and (4) recommended that the Compensation Committee consider repricing all of the Conrad stock option awards outstanding. In the fourth quarter of 1998, 125,500 employee stock options which had previously been issued to employees with an original exercise price of $12.00 per share were repriced at $6.75 per share, the market price of the common stock of Conrad Industries on the date of repricing. Additionally, the Board of Directors determined that it was advisable to reprice options to the non-employee directors in order to encourage their continued involvement as directors of Conrad Industries. As a result, 1,000 employee stock options which had been issued to each of the non-employee directors, Messrs. Harris, Roberson and Michot, with an original exercise price of $12.00 per share, were also repriced during the fourth quarter of 1998. The new exercise price of the stock options, $6.75, represents the market price of the common stock of Conrad Industries on the date of repricing. The stock option repricing was approved or ratified by the entire Board of Directors.

   The foregoing report is given by the following members of the Compensation
Committee:

                               Michael J. Harris
                            Richard E. Roberson, Jr.
                               Louis Michot, Jr.

EXECUTIVE COMPENSATION

Executive Officers

   Set forth below is certain information concerning the executive officers of Conrad Industries, including the business experience of each during the past five years.

               Name              Age       Position with Conrad Industries
               ----              ---       -------------------------------
   J. Parker Conrad.............  84 Co-Chairman of the Board
   John P. Conrad, Jr...........  57 Co-Chairman of the Board
   William H. Hidalgo...........  60 President and Chief Executive Officer
   Cecil A. Hernandez...........  43 Vice President--Finance and Administration,
                                     Chief Financial Officer

   Information regarding the business experience of Messrs. Conrad, Conrad, Jr., Hidalgo and Hernandez is set forth above under the heading "Information about Current and Continuing Directors."

Compensation of Executive Officers

   Summary Compensation Table

   The following table provides certain summary information concerning compensation paid or accrued during the last two fiscal years to Conrad Industries' Chief Executive Officer and to each of the other executive officers of the company, determined as of the end of the last fiscal year, whose annual compensation exceeded $100,000. Further information with respect to each of the named executive officer's compensation is described below the table.

                                 Annual Compensation         Long-Term Compensation
                         ----------------------------------- ----------------------
                                                             Restricted Securities
   Name and Principal                         Other Annual     Stock    Underlying     All Other
        Position         Year  Salary  Bonus Compensation(1)   Awards   Options (#) Compensation (2)
   ------------------    ---- -------- ----- --------------- ---------- ----------- ----------------
J. Parker Conrad........ 1999 $220,500   --         --           --            --            --
 Co-Chairman of the
  Board                  1998 $220,500   --         --           --            --            --

John P. Conrad, Jr...... 1999 $200,000   --         --           --            --            --
 Co-Chairman of the
  Board                  1998 $200,000   --         --           --            --            --

William H. Hidalgo...... 1999 $195,290   --         --           (3)       35,957        $2,232
 President and Chief     1998 $195,290   --         --           --       250,000        $2,500
 Executive Officer

Cecil A. Hernandez...... 1999 $150,000   --         --           (3)           --        $2,232
 Vice President--Finance 1998 $150,000   --         --           --       114,043        $1,515
 and Administration and
 Chief Financial Officer

--------
(1) None of the executive officers has received perquisites, the value of which exceeded the lesser of $50,000 or 10% of the salary of such executive officer.
(2) Consists of payments made by Conrad Industries under the company's 401(k) plan for the benefit of the executive officers.
(3) Prior to the initial public offering of Conrad Industries, Messrs. Hidalgo and Hernandez were issued 385,695 and 153,819 shares of restricted common stock of Conrad Industries, respectively. Subsequently, 176,777 and 70,500 shares of such restricted stock, respectively, were surrendered by such executive officers. As of December 31, 1999, Messrs. Hidalgo and Hernandez held 208,918 and 83,319 shares of restricted common stock, respectively, which at the time of grant, prior to the initial public offering of Conrad Industries and therefore the existence of a public market for such stock, were valued at $401,123 and $159,972, respectively. As of March 31, 2000, using the closing sales price of Conrad Industries' common stock as reported by the Nasdaq Stock Market of $4.50, such shares of restricted stock were valued at $940,131 and $374,936, respectively. Of the 208,918 and 83,319 shares of restricted stock held by Messrs. Hidalgo and Hernandez, respectively, 192,848 and 76,910 shares of restricted stock, respectively, vested on March 31, 1998, and 16,070 and 6,409 shares of restricted stock, respectively, vested on June 10, 1999. Dividends will be paid on the restricted stock reported if any are declared by the company with respect to its common stock.

   Option Grants During 1999

   The following table provides certain information with respect to options granted to the Chief Executive Officer and to each of the executive officers named below during the fiscal year ended December 31, 1999, under our 1998 Stock Plan. The Securities and Exchange Commission requires disclosure of the potential realizable value or present value of each grant. The disclosure assumes the options will be held for the full 10-year term prior to exercise. These options may be exercised prior to November 2, 2008. The actual value, if any, an executive officer may realize will depend upon the excess of the stock price over the exercise price on the date the option is exercised. There can be no assurance that the stock price will appreciate at the rates shown in the table. As of March 31, 2000, the closing sales price of our common stock, as reported by the Nasdaq Stock Market, was $4.50 per share.

                                                                                  Potential
                                                                              Realizable Value
                                                                              At Assumed Annual
                                                                               Rates of Stock
                                                                                    Price
                                                                              Appreciation for
                                          Individual Grants                      Option Term
                         ---------------------------------------------------- -----------------
                          Number of   Percent of
                         Securities  Total Options
                         Underlying   Granted to   Exercise
                           Options   Employees in  Price per    Expiration
          Name           Granted (#)  Fiscal Year    Share         Date          5%      10%
          ----           ----------- ------------- --------- ---------------- -------- --------
William H. Hidalgo......   35,957         100%       $5.63   November 2, 2008 $127,288 $322,534

   Fiscal Year-End Option Values

   The following table sets forth certain information regarding (1) the number of shares of common stock underlying unexercised options held by the Chief Executive Officer and each Named Executive Officer as of December 31, 1999 and
(2) the value, at December 31, 1999, of exercisable and unexercisable "in-the-money" stock options held by the Chief Executive Officer and each executive officer named in the Summary Compensation Table. Neither the Chief Executive Officer nor any other Named Executive Officer exercised any stock options during the year ended December 31, 1999. A stock option is "in-the-money" if the closing market price of the company's common stock exceeds the exercise price of the stock option. The value of "in-the-money" unexercised stock options set forth in the foregoing table represents the difference between the exercise price of these options and the closing sales price of our common stock on December 31, 1999, as reported by the Nasdaq Stock Market, $3.25 per share.

                               1999 Option Values

                               Number of Securities
                              Underlying Unexercised     Value of Unexercised
                              Options at Fiscal Year-    In-the-Money Options
                                        End               at Fiscal Year End
                             ------------------------- -------------------------
            Name             Exercisable Unexercisable Exercisable Unexercisable
            ----             ----------- ------------- ----------- -------------
William H. Hidalgo..........   80,504       205,453         --           --
Cecil A. Hernandez..........   31,103        82,940         --           --

Performance Graph

   The following performance graph compares Conrad Industries' cumulative total stockholder return on its common stock to the cumulative total return of the Nasdaq Composite Index and to a peer group stock index which consists of the publicly-traded companies which perform construction, conversion and repair of marine equipment. The companies that comprise the peer group index are: Friede Goldman Halter, Inc., Gulf Island Fabricators, Inc., Universal Fabricators, Inc. The graph covers the period from June 10, 1998 (the initial trading date of the common stock) to December 31, 1999. The graph assumes that the value of the investment in Conrad Industries' common stock and each index was 100 at June 10, 1998 and that all dividends were reinvested.

                COMPARISON OF 18 MONTH CUMULATIVE TOTAL RETURN*
          AMONG CONRAD INDUSTRIES, INC., THE S & P SMALLCAP 600 INDEX
                                AND A PEER GROUP




                                    [Graph]

     * $100 INVESTED ON 6/10/98 IN STOCK OR
       ON 5/31/98 IN INDEX - INCLUDING
       REINVESTMENT OF DIVIDENDS. FISCAL
       YEAR ENDING DECEMBER 31.

                                                              Cumulative Total
                                                                   Return
                                                            --------------------
                                                            6/10/98 12/98 12/99
                                                            ------- ----- ------
CONRAD INDUSTRIES, INC..................................... 100.00  32.55  27.08
PEER GROUP................................................. 100.00  39.09  29.37
S & P SMALLCAP 600......................................... 100.00  97.09 109.14

Stock Plan

   The Conrad Industries, Inc. 1998 Stock Plan was adopted by the Board of Directors of the company and approved by the company's stockholders in March 1998. The 1998 Stock Plan permits the granting of any or all of the following types of awards ("Awards"): stock appreciation rights, stock options, restricted stock, dividend equivalents, performance units, automatic director options, phantom shares, limited stock appreciation rights ("LSARs"), bonus stock and cash tax rights. All officers and employees of, and any consultants to, the company or any affiliate of the company will be eligible for participation in all Awards under the 1998 Stock Plan other than director options. Each non-employee director of the company is entitled to receive (1) the grant of options to purchase 1,000 shares of Conrad Industries' common stock upon his initial election to the Board and (2) an annual grant of options to purchase 1,000 shares of Conrad Industries' common stock, in each case at the closing sale price of the common stock on the date of grant.

   The Board of Directors and stockholders approved an amendment to the 1998 Stock Plan to increase the maximum number of shares of common stock issuable under the 1998 Stock Plan from 700,000 shares to 950,000 shares.

   An aggregate of 950,000 shares of common stock have been authorized and reserved for issuance pursuant to the 1998 Stock Plan. As of the date of this Proxy Statement, options to purchase an aggregate of 547,100 shares of common stock have been granted under the 1998 Stock Plan. The 1998 Stock Plan is administered by the Compensation Committee of the company's Board of Directors. The Compensation Committee selects the participants who will receive Awards, determine the type and terms of Awards to be granted and interpret and administer the 1998 Stock Plan. No Awards may be granted under the 1998 Stock Plan after March 31, 2008.

401(k) Plan

   Conrad Industries maintains a retirement savings plan, effective as of August 1997, in which eligible employees of Conrad Industries may elect to participate. The plan is an individual account plan providing for deferred compensation as described in Section 401(k) of the Code and is subject to, and intended to comply with, the Employee Retirement Income Security Act of 1974. Each eligible employee is permitted to defer receipt of up to 15% of his annual salary up to the applicable statutory maximum prescribed in the Code. Conrad Industries may, in its discretion, match employee deferrals in cash. Conrad Industries currently has elected to match $0.25 for each $1.00 of employee deferral. The amounts held under the 401(k) Plan are invested among various investment funds maintained under the 401(k) Plan in accordance with the directions of each participant. Salary deferral contributions under the 401(k) Plan are 100% vested. Matching contributions vest at 20% per year commencing with the second year of service. Participants or their beneficiaries are entitled to payment of vested benefits upon termination of employment. Conrad Industries made contributions of approximately $120,000 under the 401(k) plan in 1999.

Annual Incentive Plan

   Conrad Industries has established an annual incentive plan under which key employees will be awarded cash payments based upon the achievement of certain performance goals. The aggregate amount shall not exceed five percent of the company's EBITDA (defined as operating income before depreciation, amortization and non-cash compensation expenses related to issuance of stock and stock options to employees). The Board of Directors will determine the actual amount of the bonus pool, subject to this limitation, and the key employees who would be recipients of any such cash bonuses and the individual amount of the cash bonus for each such key employee.

Employment Agreements with Directors and Executive Officers

   Conrad Industries has entered into employment and non-competition agreements with each of J. Parker Conrad, John P. Conrad, Jr., William H. Hidalgo and Cecil A. Hernandez. These agreements prohibit such officers from disclosing Conrad Industries' confidential information and trade secrets and generally restrict these individuals from competing with Conrad Industries for a period of two years after the termination of their employment. Each of these agreements has an initial term of three years and provides for annual extensions at the end of its initial term, subject to the parties' mutual agreement, and is terminable by the employer for "cause" upon ten day's notice and without "cause" (1) by the employee upon 30 days' written notice and
(2) by the employer upon approval by a majority of the Board of Directors. The employment agreements provide that the employer shall pay a base salary of $220,500 to J. Parker Conrad, $200,000 to John P. Conrad, Jr., $195,290 to William H. Hidalgo, and $150,000 to Cecil A. Hernandez, which base salaries may be increased by the Board of Directors. Such agreements also provide that each executive officer will be reimbursed for out-of-pocket business expenses and that each executive officer shall be eligible to participate in all benefit plans and programs as are maintained from time to time by the employer. Each employment agreement provides that if the officer's employment is terminated by the employer without "cause" or is terminated by the officer for "good reason," the officer shall be entitled to receive a lump sum severance payment at the effective time of termination equal to the base salary (at the rate then in effect) for the greater of (1) the time period remaining under the term of the agreement or (2) one year. In addition, the time period during which such officer is restricted from competing with Conrad Industries will be shortened from two years to one year.

   The employment agreements also provide that if the officer's employment is terminated within two years following a change in control by Conrad Industries other than for "cause" or by the officer for "good reason," or the officer is terminated by Conrad Industries within three months prior to the change in control at the request for the acquirer in anticipation of the change in control, (1) the officer will be entitled to receive a lump sum severance amount equal to the greater of (a) in the case of J. Parker Conrad, John P. Conrad, Jr., and William H. Hidalgo, three years' base salary and, in the case of Cecil A. Hernandez, two years' base salary or (b) the base salary for whatever period is then remaining on the initial term; (2) the provisions which restrict competition with Conrad Industries shall not apply; and (3) if any payment to the officer is subject to the 20% excise tax on excess parachute payments, the officers shall be made "whole" on a net after tax basis. A change in control is generally defined to occur upon (1) the acquisition by any person of 50% or more of the total voting power of the outstanding securities of Conrad Industries, (2) the first purchase pursuant to a tender or exchange offer for Common Stock, (3) the approval by the stockholders of Conrad Industries of certain mergers, sale of substantially all the assets, or dissolution of Conrad Industries or (4) a change in a majority of the members of Conrad Industries' Board of Directors.

   In general, a "parachute payment" is any payment made by Conrad Industries in the nature of compensation that is contingent on a change in control of Conrad Industries and includes the present value of the accelerations of vesting and the payment of options and other deferred compensation amounts upon a change in control. If the aggregate present value of the parachute payments to certain individuals, including officers, equals or exceeds three times that individual's "base amount" (generally, the individual's average annual compensation from Conrad Industries for the five calendar years ending before the date of the exchange in control), then all parachute amounts in excess of the base amount are "excess" parachute payments. An individual will be subject to a 20% excise tax on excess parachute amounts and Conrad Industries will not be entitled to a tax deduction for such payments.

TRANSACTIONS WITH CERTAIN AFFILIATES

  During 1999, Conrad Industries purchased in its ordinary course of business certain components from Johnny's Propeller Shop, a company wholly owned by John
P. Conrad, Jr., Co-Chairman of the Board of Directors, in the aggregate amount of approximately $89,000. The Company believes that such transactions were made on a competitive basis at market prices.

   Conrad Industries operated as an S corporation for federal and state income tax purposes prior to the initial public offering and made cash distributions to its then current shareholders in order to provide a cash return to them and to fund their federal and state income tax liabilities relating to Conrad Industries' S corporation status. In accordance with this practice, during the first quarter of 1998, Conrad Industries distributed approximately $506,000 to its then current shareholders and distributed an additional $1.8 million prior to the effective date of the initial public offering to fund the shareholders' federal and state income tax liabilities estimated through the date of termination of its S corporation status. On May 22, 1998, Conrad Industries made and additional $10 million distribution to its shareholders, which amount represented undistributed earnings of Conrad Industries estimated through the date of the termination of Conrad Industries' S corporation status. Conrad Industries' shareholders incurred federal and state income taxes on such distribution. Prior to its initial public offering, Conrad Industries also distributed certain non-operating assets with an aggregate fair market value of approximately $406,000 to certain stockholders. These assets included certain vehicles and boats.

   In 1991, Conrad Industries and J. Parker Conrad, Co-Chairman of the Board of Directors, entered into a Key Executive Insurance Agreement pursuant to which each year Conrad Industries has paid $20,000 of the annual premium due under an insurance policy on Mr. Conrad's life. Conrad Industries was the beneficiary of $650,000 of the death benefit under the policy. Conrad Industries and Mr. Conrad terminated this agreement on January 1, 1998, thereby allowing Mr. Conrad to select the beneficiary of the death benefit.

   Certain members of the immediate families of the company's executive officers, directors and principal stockholders are employees of Conrad Industries or its subsidiaries. William A. Hidalgo, Jr., the son of William A. Hidalgo, the President and Chief Executive Officer, is an employee of Conrad Industries and was paid aggregate compensation of $87,600 during 1999. Daniel Conrad, the son of John P. Conrad, Jr., is an employee of Conrad Industries and was paid aggregate compensation of $97,702 during 1999.

   On March 31, 1998, Messrs. Hidalgo and Hernandez executed promissory notes payable to Conrad Industries bearing interest at 9.0% per annum in the amounts of $239,870 and $97,400, respectively, representing their tax liabilities paid by Conrad Industries in connection with the issuance of shares of common stock of Conrad Industries to them. These notes were repaid in full by Messrs. Hidalgo and Hernandez in July 1998. On March 2, 1999 and April 15, 1999, Messrs. Hidalgo and Hernandez executed promissory notes payable to Conrad Industries bearing interest at 9.0% per annum in the amounts of $ 233,327 and $139,277, respectively, representing their tax liabilities in connection with common shares issued to them and surrendered during the third quarter of 1998. See "Report of the Compensation Committee."

   Michael J. Harris, a director of Conrad Industries, is a Managing Director of Morgan Keegan & Company, Inc. Morgan Keegan was the lead managing underwriter of the initial public offering of Conrad Industries, which was completed in June 1998, and has provided and may in the future provide financial advisory services to Conrad Industries.

STOCK OWNERSHIP BY CONRAD INDUSTRIES' LARGEST STOCKHOLDERS AND MANAGEMENT

   The following table presents certain information regarding the beneficial ownership of equity securities of Conrad Industries (which includes shares that may be acquired on the exercise of stock options vesting within 60 days of April 20, 2000) at March 31, 2000 by:

  . each person who is known by us to own beneficially more than five percent of the outstanding shares of common stock;

  .  each director of Conrad Industries;

  . our chief executive officer and each of the other executive officers of Conrad Industries named in the tables under Executive Compensation; and

  . all directors and officers as a group, including all stock options vested through April 20, 2000.

   Except as described below, each of the persons listed in the table has sole voting and investment power with respect to the shares listed.

                                                                   % of Total
                                                                   Outstanding
                                                 Number of  Stock  (including
                      Name                        Shares   Options  options)
------------------------------------------------ --------- ------- -----------
J. Parker Conrad................................ 1,170,270      --    16.5%
John P. Conrad, Jr. (1)......................... 1,779,403      --    25.1%
Katherine C. Court (2).......................... 1,712,313      --    24.2%
William H. Hidalgo..............................   213,918 183,758     5.4%
Cecil A. Hernandez..............................    85,319  73,067     2.2%
Michael J. Harris (3)...........................    13,000   3,000       *
Louis J. Michot, Jr.............................     1,533   3,000       *
Richard E. Roberson, Jr.........................     3,000   3,000       *
All directors and executive officers as a group
 (4) (7 persons)................................ 3,266,443 265,825    48.1%

--------
* Less than one percent.

(1) Includes 374,216 shares held by The John P. Conrad, Jr. Trust, 268,609 shares held by The Daniel T. Conrad Trust, 268,609 shares held by The Glenn Alan Conrad Trust and 268,609 shares held by The Kenneth C. Conrad Trust. Mr. Conrad, Jr. exercises voting and investment control over these shares as Trustee for each of these trusts.
(2) Includes 459,161 shares held by The Katherine C. Court Trust and 275,497 shares held by The James P. Court Trust. Ms. Court exercises voting and investment control over these shares as Trustee for each of these trusts.
(3) Includes 2,000 shares beneficially owned by Mr. Harris' daughters.
(4) Excludes shares beneficially owned by Katherine Court, who is the daughter of J. Parker Conrad and the sister of John P. Conrad, Jr.

COMPLIANCE WITH SECTION 16(a)

   Section 16(a) of the Securities Exchange Act of 1934 requires the company's directors and officers, and persons who own more than 10% of the company's common stock, to file initial reports of ownership and reports of changes in ownership (Forms 3, 4, and 5) of common stock with the Securities and Exchange Commission and The Nasdaq Stock Market. Officers, directors and greater than 10% stockholders are required by SEC regulations to furnish Conrad Industries with copies of all such forms that they file.

   To Conrad Industries' knowledge, based solely on the company's review of the copies of such reports received by Conrad Industries and on written representations by certain reporting persons that no reports on Form 5 were required, Conrad Industries believes that during the fiscal year ended December 31, 1999, all Section 16(a) filing requirements applicable to its officers, directors and 10% stockholders were complied with in a timely manner, with the exception of one late filing on Form 4 by Louis J. Michot, Jr.

STOCKHOLDER PROPOSALS FOR THE 2001 ANNUAL MEETING

   Under our Bylaws, if you wish to bring any matter (other than stockholder nominations of director candidates) before the 2001 Annual Meeting, you must notify the Secretary of Conrad Industries in writing between 60 and 90 days prior to the anniversary of the 2000 Annual Meeting. However, if the date of the Annual Meeting of Stockholders is changed by more than 30 calendar days from the date contemplated at the time of this proxy statement, the notice must be received by us at least 45 days prior to the date we intend to distribute our proxy statement with respect to such meeting. Conrad Industries plans to hold its 2001 Annual Meeting on May 23, 2001.

   Notices regarding each matter must contain:

   . a brief description of the business to be brought before the Annual Meeting and the reason for conducting the business at the Annual Meeting;

   . the name and address of record of the stockholder proposing the business;

   . the class and number of shares of stock that are beneficially owned by the stockholder; and

   . any material interest of the stockholder in the business to be conducted.

   If you do not provide the proper notice by March 23, 2001, the Chairman of the meeting may exclude the matter and thus, it will not be acted upon at the meeting. If the Chairman does not exclude the matter, the proxies may vote in the manner they believe appropriate, as the SEC's rules allow.

   For a stockholder proposal to be considered for possible inclusion in the proxy statement for the 2001Annual Meeting, the proposal must be received by the Secretary of Conrad Industries no later than December 24, 2000. A nomination or proposal that does not supply adequate information about the nominee or proposal will be disregarded.

DISCRETIONARY VOTING OF PROXIES ON OTHER MATTERS

  Conrad Industries' management does not currently intend to bring any proposals to the 2000 Annual Meeting other than the election of directors and the proposals described in this proxy statement. If new proposals requiring a vote of the stockholders are brought before the meeting in a proper manner, the persons named in the accompanying proxy card intend to vote the shares represented by them in accordance with their best judgement.

1999 FORM 10-K

   A copy of the Conrad Industries' Annual Report on Form 10-K, including any financial statements and schedules and exhibits thereto, may be obtained without charge by written request to Cecil A. Hernandez, Chief Financial Officer and Secretary, Conrad Industries, Inc., 1501 Front Street, Morgan City, Louisiana 70381.

                                          By Order of the Board of Directors

                                          /s/ Cecil A. Hernandez
                                          Cecil A. Hernandez
                                          Secretary

April 20, 2000
Morgan City, Louisiana

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                            CONRAD INDUSTRIES, INC.
                      2000 ANNUAL MEETING OF STOCKHOLDERS

        Solicited by the Board of Directors of Conrad Industries, Inc.

  The undersigned hereby appoints William H. Hidalgo and Cecil A. Hernandez, and each of them individually, as proxies, each with power to act without the other and with full power of substitution, to vote all shares of Common Stock of Conrad Industries, Inc. that the undersigned would be entitled to vote if personally present at the 2000 Annual Meeting of Stockholders to be held on May 25, 2000, at 9:00 a.m., local time, at the Petroleum Club of Morgan City, 500 Roderick, Morgan City, Louisiana, or at any adjournment or postponement thereof, on the proposals listed below, and, in their discretion, on any other matter that may properly come before the meeting, or any adjournment or postponement thereof, and any matter presented at the meeting which was not known to the Board of Directors a reasonable time before the solicitation of this proxy:

  Any executed proxy which does not designate a vote shall be deemed to grant authority for any item not designated.

                       PROPOSAL 1:  ELECTION OF DIRECTORS


      [_] FOR all nominees listed below     [_] WITHHOLD AUTHORITY for all
                                                nominees listed below

William H. Hidalgo and Michael J. Harris to hold office until the 2003 Annual Meeting and until their successors are elected and qualified.

  INSTRUCTION: To withhold authority to vote for any individual nominee or nominees, write the appropriate name or names in the space provided here.



PROPOSAL 2: APPOINTMENT OF DELOITTE & TOUCHE LLP AS AUDITORS FOR THE COMPANY

                [_] FOR         [_] AGAINST           [_] ABSTAIN

   Please check the following box if you plan to attend the Annual Meeting of
                           Stockholders in person.  [_]

ALL SHARES WILL BE VOTED AS DIRECTED HEREIN AND, UNLESS OTHERWISE DIRECTED, WILL BE VOTED "FOR" PROPOSAL 1 (ALL NOMINEES), "FOR" PROPOSAL 2, AND IN ACCORDANCE WITH THE DISCRETION OF THE PERSON VOTING THE PROXY WITH RESPECT TO ANY OTHER BUSINESS PROPERLY BROUGHT BEFORE THE MEETING.

YOU MAY REVOKE THIS PROXY AT ANY TIME PRIOR TO A VOTE THEREON.

                                  Dated: _____________________________, 2000

                                  ________________________________________
                                                Signature

Please sign exactly as name appears on this card. Joint owners should each sign. Executors, administrators, trustees, etc., should give their full titles.

    PLEASE COMPLETE, SIGN AND PROMPTLY MAIL THIS PROXY CARD IN THE ENCLOSED
                                   ENVELOPE.